Exhibit 99.1

[FNB LOGO]                                        [UNITED FINANCIAL, INC. LOGO]

FNB CORP.

For Immediate Release
May 10, 2005, 8:00 a.m.

                   FNB Corp. to Acquire United Financial, Inc.

         Asheboro, NC. - Michael C. Miller, Chairman, President and Chief Executive Officer of FNB Corp. ("FNB") [NASDAQ: FNBN] and William M. Griffith Jr., President and Chief Executive Officer of United Financial, Inc. ("United") [Bulletin Board: UTDF.OB] today announced the signing of a definitive agreement for the merger of United into FNB. The agreement provides that FNB will issue a combination of common stock and cash for the outstanding shares of United common stock. United shareholders will be given the option of receiving .6828 shares of FNB common stock, $14.25 in cash, or a mixture of stock and cash for each share of United common stock. Based on a value per share of $14.25, the transaction price represents 227% of United's book value as of March 31, 2005 and the total transaction value is approximately $24.6 million.

         Through the merger, United's bank subsidiary, Alamance Bank, which operates three community offices in Graham, Burlington and Hillsborough, North Carolina (operating as Hillsborough Bank), will join the FNB franchise family which includes First National Bank and Trust Company and Dover Mortgage Company. The merger of the two banks will expand First National to a total of 24 community YES! Bank offices in 10 contiguous counties serving central North Carolina.

         "Expansion along the I-40/I-85 corridor between Greensboro and Raleigh-Durham has been a strategic priority for FNB Corp.," commented Miller. "Having just opened our first of two new YES! Banks in Greensboro, Alamance and Orange Counties are a natural extension of our growing franchise. We look forward to building on United's success in this market through our YES YOU CAN(R), YES WE CAN(R) brand promise that is ideally suited for United's customers and communities."

         Miller continued, "We are particularly excited to welcome the United team of Alamance Bank and Hillsborough Bank employees into the FNB family. We believe that combining our franchises will enable us to take advantage of significant growth opportunities in a great market in the heart of North Carolina."

         "We are extremely pleased to partner with FNB Corp. and First National," added Griffith. "FNB has long been known as one of the finest community banks in North Carolina and the country, and we share a common vision with regard to community banking and customer service. This transaction provides our shareholders with significant and immediate value, as well as the opportunity to participate as shareholders in a larger institution that has a track record of success and return to its shareholders. The merger improves our ability to serve our customers, expands career opportunities for our employees and enhances the value we provide to the communities we serve."

         United shareholders will be permitted to elect FNB common stock or cash, or a combination of each, subject to FNB's ability to limit the overall stock consideration to 65% of total consideration. The stock portion of the consideration to United shareholders is intended to qualify as a tax-free transaction. As part of the agreement, two members of United's Board of Directors will be added to the Board of FNB.

         The transaction is subject to certain conditions, including the approval of United shareholders and applicable regulatory authorities. The merger is anticipated to close early in the fourth quarter of 2005.

         FNB is the central North Carolina-based bank holding company for First National Bank and Trust Company and Dover Mortgage Company. Assets as of March 31, 2005 were $896 Million. First National (www.MyYesBank.com) operates 21 community YES! Banks in Archdale, Asheboro, Biscoe, China Grove, Ellerbe, Greensboro, Kannapolis, Laurinburg, Pinehurst, Ramseur, Randleman, Rockingham, Salisbury, Seagrove, Siler City, Southern Pines and Trinity. Dover Mortgage Company (www.dovermortgage.com) operates mortgage production offices in Asheville, Carolina Beach, Charlotte, Goldsboro, Greenville, Lake Norman, Leland, Raleigh and Wilmington. Through its subsidiaries, FNB offers a complete line of consumer, mortgage and business banking services, including loan, deposit, cash management, wealth management and internet banking services. The Federal Deposit Insurance Corporation insures First National's deposits up to applicable limits.

         United is the parent company for Alamance Bank, which began operations in September 1998. Alamance Bank (www.alamancebank.com) had total assets of $150.8 million as of March 31, 2005. It operates three full service banking offices in central North Carolina, two in Alamance County (Graham and Burlington) and the only independent bank office in Orange County
(Hillsborough).

         FNB stock is traded on the NASDAQ National Market under the symbol FNBN. Market makers are Scott & Stringfellow, Keefe, Bruyette & Woods, Goldman Sachs, Fig Partners, Ferris Baker Watts, Knight Securities, Ryan Beck & Company, Sandler O'Neill & Partners and Stern Agee and Leach.

         This news release contains forward-looking statements, including estimates of future operating results and other forward-looking financial information for FNB and United. These estimates constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve various risks and uncertainties. Actual results may differ materially due to such factors as: (1) expected cost savings from the merger not materializing within the expected time frame; (2) revenues following the merger not meeting expectations; (3) competitive pressures among financial institutions increasing significantly; (4) costs or difficulties related to the integration of the businesses of FNB and United being greater than anticipated; (5) general economic conditions being less favorable than anticipated; and (6) legislation or regulatory changes adversely affecting the business in which the combined company will be engaged. FNB does not assume any obligation to update these forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

         FNB will file a registration statement with the Securities and Exchange Commission relating to the merger. The registration statement will include a proxy statement/prospectus, which will serve as the proxy statement of United relating to the solicitation of proxies for use at the meeting of United's shareholders to approve the merger and the prospectus of FNB relating to the offer and distribution of FNB common stock in the merger. Investors are urged to read the proxy statement/prospectus and any other relevant documents to be filed with the Securities and Exchange Commission because they contain important information. Investors will be able to obtain these documents free of charge at the Commission's web site (www.sec.gov). In addition, documents filed with the Commission by FNB will be available free of charge from the Treasurer and Secretary, FNB Corp., 101 Sunset Avenue, Asheboro, North Carolina 27203.

         The directors and executive officers of United may be soliciting proxies in favor of the merger from the shareholders of United. Information about these directors and executive officers is contained in the most recent proxy statement issued by United, copies of which may be obtained from the Secretary, United Financial, Inc., 1128 South Main Street, Graham, North Carolina 27253. Additional information regarding the interests of these persons may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.



Contact information:
         FNB Corp.                                    United Financial, Inc.
         --------                                    ----------------------
         Michael C. Miller                            William M. Griffith, Jr.
         R. Larry Campbell                            (336) 226-1223
         (336)626.8300